UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018 (November 28, 2018)

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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2018, Issuer Direct Corporation, a Delaware corporation (the “Company”), entered into a Stock Repurchase Agreement (the “Repurchase Agreement”) with EQS Group AG (the “Stockholder”) whereby the Company agreed to repurchase 215,118 shares (the “Repurchased Shares”) of the Company’s common stock, par value $0.001, from the Stockholder for a per share purchase price of $12.25, or an aggregate purchase price of $2.635 million. The Company expects the closing of the transaction and the return of the Repurchased Shares to occur no later than December 7, 2018.  The Company will file an additional Current Report of Form 8-K to report the occurrence and date of the closing.

The Stockholder agreed to provide the Company certain representations and warranties as part of the Repurchase Agreement, including that the Repurchased Shares represent all of the equity held in the Company, either directly or indirectly, by the Stockholder (including any contingent rights to acquire equity) as of the Closing Date (as defined in the Repurchase Agreement). The Company intends to retire all of the Repurchased Shares.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1
Stock Repurchase Agreement dated November 28, 2018 between Issuer Direct Corporation and EQS Group AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: December 4, 2018	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer

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